UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 22, 2017

THE GEO GROUP, INC.

(Exact Name of Registrant as Specified in its Charter)

Florida	1-14260	65-0043078
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

621 NW 53rd Street, Suite 700, Boca Raton, Florida		33487
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (561) 893-0101

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2    Financial Information

Item 2.02	Results of Operations and Financial Condition.

On February 22, 2017, The GEO Group, Inc. (“GEO”) issued a press release (the “Earnings Press Release”) announcing its financial results for the fourth quarter and year ended December 31, 2016, and issuing financial guidance for the full year and first quarter 2017. A copy of the Earnings Press Release is furnished hereto as Exhibit 99.1. GEO also held a conference call on February 22, 2017 to discuss these matters, a transcript of which is furnished hereto as Exhibit 99.2.

In the Earnings Press Release, GEO provided Net Operating Income, EBITDA, Adjusted EBITDA, Funds From Operations, Normalized Funds From Operations, Adjusted Funds From Operations, and Adjusted Net Income for the fourth quarter and year ended December 31, 2016 and the comparable prior-year periods that were not calculated in accordance with Generally Accepted Accounting Principles (the “Non-GAAP Information”) and are presented as supplemental disclosures. Generally, for purposes of Regulation G under the Securities Exchange Act of 1934, Non-GAAP Information is any numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. The Earnings Press Release presents the financial measure calculated and presented in accordance with GAAP, which is the most directly comparable to the Non-GAAP Information, with a prominence equal to or greater than its presentation of the Non-GAAP Information. The Earnings Press Release also contains a reconciliation of the Non-GAAP Information to the financial measure calculated and presented in accordance with GAAP which is the most directly comparable to the Non-GAAP Information.

Net Operating Income is defined as revenues less operating expenses, excluding depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax. Net Operating Income is calculated as net income attributable to GEO adjusted by subtracting net loss attributable to non-controlling interests, equity in earnings of affiliates, net of income tax provision, and by adding income tax (benefit) provision, interest expense, net of interest income, loss on extinguishment of debt, depreciation and amortization expense, general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax.

EBITDA is defined as Net Operating Income adjusted by subtracting general and administrative expenses, real estate related operating lease expense, and start-up expenses, pre-tax, and by adding equity in earnings of affiliates, pre-tax. Adjusted EBITDA is defined as EBITDA adjusted for net loss/income attributable to non-controlling interests, stock-based compensation expenses, pre-tax, and certain other adjustments as defined from time to time, including for the periods presented M&A related expenses, pre-tax, start-up expenses, pre-tax and gain on sale of real estate assets, pre-tax. Given the nature of GEO’s business as a real estate owner and operator, GEO believes that EBITDA and Adjusted EBITDA are helpful to investors as measures of its operational performance because they provide an indication of GEO’s ability to incur and service debt, to satisfy general operating expenses, to make capital expenditures and to fund other cash needs or reinvest cash into GEO’s business. GEO believes that by removing the impact of its asset base (primarily depreciation and amortization) and excluding certain non-cash charges, amounts spent on interest and taxes, and certain other charges that are highly variable from year to year, EBITDA and Adjusted EBITDA provide GEO’s investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates and operating costs, providing a perspective not immediately apparent from income from continuing operations. The adjustments GEO makes to derive the non-GAAP measures of EBITDA and Adjusted EBITDA exclude items which may cause short-term fluctuations in income from continuing operations and which GEO does not consider to be the fundamental attributes or primary drivers of its business plan and they do not affect GEO’s overall long-term operating performance. EBITDA and Adjusted EBITDA provide disclosure on the same basis as that used by GEO’s management and provide consistency in our financial reporting, facilitate internal and external comparisons of GEO’s historical operating performance and its business units and provide continuity to investors for comparability purposes.

Funds from Operations, or FFO, is defined in accordance with standards established by the National Association of Real Estate Investment Trusts, or NAREIT, which defines FFO as net income/loss attributable to common shareholders (computed in accordance with United States Generally Accepted Accounting Principles), excluding real estate related depreciation and amortization, excluding gains and losses from the cumulative effects of accounting changes, extraordinary items and sales of properties, and including adjustments for unconsolidated partnerships and joint ventures. Normalized Funds from Operations, or Normalized FFO, is defined as FFO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented, M&A related expenses, net of tax, start-up expenses, net of tax, loss on extinguishment of debt, net of tax, and non-recurring tax benefits.

Adjusted Funds from Operations, or AFFO, is defined as Normalized FFO adjusted by adding non-cash expenses such as non-real estate related depreciation and amortization, stock based compensation expense, the amortization of debt issuance costs, discount and/or premium and other non-cash interest, and by subtracting recurring consolidated maintenance capital expenditures.

Adjusted Net Income is defined as Net Income Attributable to GEO adjusted for certain items which by their nature are not comparable from period to period or that tend to obscure GEO’s actual operating performance, including for the periods presented M&A related expenses, net of tax, start-up expenses, net of tax, loss on extinguishment of debt, net of tax, gain on sale of real estate assets, net of tax, and non-recurring tax benefits.

Because of the unique design, structure and use of GEO’s correctional facilities, GEO believes that assessing the performance of its correctional facilities without the impact of depreciation or amortization is useful and meaningful to investors. Although NAREIT has published its definition of FFO, companies often modify this definition as they seek to provide financial measures that meaningfully reflect their distinctive operations. GEO has modified FFO to derive Normalized FFO and AFFO that meaningfully reflect its operations. GEO’s assessment of its operations is focused on long-term sustainability. The adjustments GEO makes to derive the non-GAAP measures of Normalized FFO and AFFO exclude items which may cause short-term fluctuations in income from continuing operations but have no impact on GEO’s cash flows, or GEO does not consider them to be fundamental attributes or the primary drivers of its business plan and they do not affect its overall long-term operating performance.

GEO may make adjustments to FFO from time to time for certain other income and expenses that do not reflect a necessary component of GEO’s operational performance on the basis discussed above, even though such items may require cash settlement. Because FFO, Normalized FFO and AFFO exclude depreciation and amortization unique to real estate as well as non-operational items and certain other charges that are highly variable from year to year, they provide GEO’s investors with performance measures that reflect the impact to operations from trends in occupancy rates, per diem rates, operating costs and interest costs, providing a perspective not immediately apparent from income from continuing operations. GEO believes the presentation of FFO, Normalized FFO and AFFO provide useful information to investors as they provide an indication of GEO’s ability to fund capital expenditures and expand its business. FFO, Normalized FFO and AFFO provide disclosure on the same basis as that used by GEO’s management and provide consistency in its financial reporting, facilitate internal and external comparisons of its historical operating performance and its business units and provide continuity to investors for comparability purposes. Additionally, FFO, Normalized FFO and AFFO are widely recognized measures in GEO’s industry as a real estate investment trust.

The Earnings Press Release contains reconciliation tables for Net Operating Income, EBITDA and Adjusted EBITDA, Funds From Operations, Normalized Funds From Operations, Adjusted Funds from Operations and Adjusted Net Income.

GEO has presented in the Earnings Press Release certain forward-looking statements about GEO’s future financial performance that include non-GAAP financial measures, including, Net Operating Income, Adjusted EBITDA, FFO, Normalized FFO, and AFFO. The determination of the amounts that are excluded from these non-GAAP financial measures is a matter of management judgment and depends upon, among other factors, the nature of the underlying expense or income amounts recognized in a given period. While we have provided a high level reconciliation for the guidance ranges for full year 2017, we are unable to present a more detailed quantitative reconciliation of the forward-looking non-GAAP financial measures to their most directly comparable forward-looking GAAP financial measures because management cannot reliably predict all of the necessary components of such GAAP measures. The quantitative reconciliation of the forward-looking GAAP financial measures will be provided for completed annual and quarterly periods, as applicable, calculated in a consistent manner with the quantitative reconciliation of non-GAAP financial measures previously reported for completed annual and quarterly periods.

The Non-GAAP Information should be considered in addition to results that are prepared under current accounting standards but should not be considered a consolidated substitute for, or superior to, financial information prepared in accordance with GAAP. The Non-GAAP Information may differ from similarly titled measures presented by other companies. The Non-GAAP Information, as well as other information in the Earnings Press Release, should be read in conjunction with GEO’s financial statements filed with the Securities and Exchange Commission. The information set forth in Item 2.02 in this Form 8-K is being furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section. The information set forth in Item 2.02 in this Form 8-K shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, as amended.

Section 8    Other Events

Item 8.01	Other Events.

On February 22, 2017, GEO announced the signing of a definitive agreement to acquire Community Education Centers, Inc. (“CEC”), a private provider of rehabilitative services for offenders in reentry and in-prison treatment facilities as well as management services for county, state, and federal correctional and detention facilities. GEO will acquire CEC pursuant to an Agreement and Plan of Merger, dated as of February 21, 2017, entered into by and among GEO, GEO/DE/MC/01 LLC (“Merger Sub”), a Delaware limited liability company and subsidiary of GEO, CEC Parent Holdings LLC (“CEC Parent”), and the unitholders’ representative named therein (the “Agreement”). The Agreement provides that upon the terms and subject to the conditions set forth in the Agreement, Merger Sub shall be merged with and into CEC Parent with CEC Parent surviving the merger. GEO will pay merger consideration of $360 million in cash, subject to certain potential adjustments, including for working capital and indebtedness as set forth in the Agreement. GEO plans to integrate CEC into GEO’s existing business units of GEO Corrections & Detention and GEO Care. The consummation of the merger is not subject to any condition that GEO secure or consummate financing to fund the transaction. The transaction will be supported by a term loan financing commitment from BNP Paribas and borrowings under GEO’s existing Revolving Credit Facility.

Each of GEO, Merger Sub and CEC Parent have provided customary representations, warranties and covenants in the Agreement. The transaction is expected to close in the second quarter of 2017 subject to the fulfillment of customary closing conditions.

The Agreement contains certain termination rights for both GEO and CEC, including by mutual written consent and if the closing does not occur on or before May 15, 2017 (the “Outside Date”); provided, however, that under certain circumstances, GEO or CEC may elect to extend the Outside Date by three months.

A copy of the press release announcing the transaction is filed as Exhibit 99.3 to this report and is incorporated herein by this reference.

Section 9    Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits

d)	Exhibits

99.1	Press Release, dated February 22, 2017, announcing GEO’s financial results for the fourth quarter and year ended December 31, 2016.

99.2	Transcript of Conference Call discussing GEO’s financial results for the fourth quarter and year ended December 31, 2016.

99.3	Press Release, dated February 22, 2017, announcing GEO’s acquisition of Community Education Centers.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE GEO GROUP, INC.

February 28, 2017	By:	/s/ Brian R. Evans
Date		Brian R. Evans
Senior Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated February 22, 2017, announcing GEO’s financial results for the fourth quarter and year ended December 31, 2016.

99.2	Transcript of Conference Call discussing GEO’s financial results for the fourth quarter and year ended December 31, 2016.

99.3	Press Release, dated February 22, 2017, announcing GEO’s acquisition of Community Education Centers.

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